                                                                   EXHIBIT 10.26
===============================================================================




                                 LOAN AGREEMENT

                          DATED AS OF January 1, 2000

                                 By and Between

                                 TEXAS UNWIRED

                                  as Borrower,

                                      and

                             LOUISIANA UNWIRED, LLC

                                   as Lender


================================================================================

                               TABLE OF CONTENTS
                               -----------------

SECTION 1
     AMOUNTS AND TERMS OF REVOLVING LOANS
     1.1   Revolving Loans.........................................................   2
           ---------------
           (A)  Revolving Loans....................................................   2
                ----------------
           (B)  Note...............................................................   2
                ----
           (C)  Advances...........................................................   2
                --------
     1.2   Interest................................................................   2
           --------
           (A)  Interest...........................................................   2
                --------
           (B)  Calculation and Payment............................................   2
                -----------------------
           (C)  Default Rate of Interest...........................................   3
                ------------------------
           (D)  Excess Interest....................................................   3
                ---------------
     1.3   Notice of Borrowing of Revolving Loans..................................   3
           --------------------------------------
     1.4   Fees and Expenses.......................................................   3
           ------------------
     1.5   Payments................................................................   3
           --------
     1.6   Reduction of Revolving Loan Commitment and Mandatory Repayments of
           ------------------------------------------------------------------
           Revolving Loans.........................................................   4
           ---------------
           (A)  Scheduled Reductions of Revolving Loan Commitment..................   4
                -------------------------------------------------
           (B)  Reductions Resulting From Mandatory Repayments.....................   5
                ----------------------------------------------
           (C)  Voluntary Reduction of Revolving Loan Commitment...................   5
                ------------------------------------------------
           (D)  Mandatory Repayments...............................................   5
                --------------------
     1.7   Voluntary Prepayments and Other Mandatory Repayments....................   5
           ----------------------------------------------------
           (A)  Voluntary Prepayment of Loans......................................   5
                -----------------------------
           (B)  Repayments from Excess Cash Flow...................................   6
                --------------------------------
           (C)  Repayments from Insurance Proceeds.................................   6
                ----------------------------------
           (D)  Repayments from Equity Issuances...................................   6
                --------------------------------
           (E)  Repayments from Debt Incurrence....................................   6
                -------------------------------
           (F)  Repayments from Asset Dispositions.................................   6
               ----------------------------------
     1.8   Loan Accounts...........................................................   6
           -------------
     1.9   Taxes...................................................................   6
           -----
     1.10  Term of This Agreement..................................................   7
           ----------------------

SECTION 2

     AFFIRMATIVE COVENANTS
     2.1   Compliance With Laws....................................................   7
           --------------------
     2.2   Maintenance of Books and Records; Properties; Insurance.................   7
           -------------------------------------------------------
     2.3   Inspection; Lender Meeting..............................................   8
           --------------------------
     2.4   Legal Existence, Etc....................................................   8
           --------------------
     2.5   Use of Proceeds.........................................................   8
           ---------------

                                      (i)

     2.6   Further Assurances; Notices of Acquisition of Real Property............    9
           -----------------------------------------------------------
     2.7   Collateral Assignments of Material Contracts...........................    9
           --------------------------------------------
     2.8   Enforcement of Sprint Agreements.......................................    9
           --------------------------------

SECTION 3

     NEGATIVE COVENANTS
     3.1   Indebtedness...........................................................    9
           ------------
     3.2   Liens and Related Matters..............................................    9
           -------------------------
           (A)  No Liens..........................................................    9
                --------
           (B)  No Negative Pledges...............................................   10
                -------------------
     3.3   Investments............................................................   10
           -----------
     3.4   Contingent Obligations.................................................   10
           ----------------------
     3.5   Restricted Junior Payments.............................................   10
           --------------------------
     3.6   Restriction on Fundamental Changes.....................................   10
           ----------------------------------
     3.7   Restriction on Equity Issuance.........................................   11
           ------------------------------
     3.8   Disposal of Assets or Subsidiary Stock.................................   11
           --------------------------------------
     3.9   Transactions with Affiliates...........................................   11
           ----------------------------
     3.10  Management Fees and Compensation.......................................   11
           --------------------------------
     3.11  Conduct of Business....................................................   11
           -------------------
     3.12  Fiscal Year............................................................   12
           -----------
     3.13  Subsidiaries...........................................................   12
           ------------
     3.14  Sprint Agreements......................................................   12
           -----------------

SECTION 4

     FINANCIAL COVENANTS AND REPORTING
     4.1   EBITDA.................................................................   12
           ------
     4.2   Indebtedness to Capitalization Ratio...................................   12
           ------------------------------------
     4.3   Financial Statements and Other Reports.................................   13
           --------------------------------------
           (A)  Quarterly Financials..............................................   13
                --------------------
           (B)  Year-End Financials...............................................   13
                -------------------
           (C)  Borrower Compliance Certificate...................................   13
                -------------------------------
           (D)  Accountants' Reliance Letter......................................   13
                ----------------------------
           (E)  Accountants' Reports..............................................   13
                --------------------
           (F)  Management Report.................................................   14
                -----------------
           (G)  Projections.......................................................   14
                -----------
           (H)  SEC Filings and Press Releases....................................   14
                ------------------------------
           (I)  Events of Default, Etc............................................   14
                -----------------------
           (J)  Litigation........................................................   14
                ----------
           (K)  Supplemented Schedules; Notice of Corporate Changes...............   15
                ---------------------------------------------------
           (L)  Regulatory and Other Notices......................................   15
                ----------------------------
           (M)  Filings and Notices Relating to Sprint Agreements.................   15
                -------------------------------------------------

                                     (ii)

           (N)  Other Information                                                    15
                -----------------
     4.4   Accounting Terms; Utilization of GAAP for Purposes of Calculations
           ------------------------------------------------------------------
           Under Agreement........................................................   15
           ---------------

SECTION 5

     REPRESENTATIONS AND WARRANTIES
     5.1   Disclosure.............................................................   16
           ----------
     5.2   No Material Adverse Effect.............................................   16
           --------------------------
     5.3   Organization, Powers, Authorization and Good Standing..................   16
           -----------------------------------------------------
           (A)  Organization and Powers...........................................   16
                -----------------------
           (B)  Authorization; Binding Obligation.................................   17
                ---------------------------------
           (C)  Qualification.....................................................   17
                -------------
     5.4   Compliance of Agreement, Loan Documents and Borrowings with
           -----------------------------------------------------------
           Applicable Law.........................................................   17
           --------------
     5.5   Compliance with Law; Governmental Approvals............................   17
           -------------------------------------------
     5.6   Tax Returns and Payments...............................................   17
           ------------------------
     5.7   Environmental Matters..................................................   17
           ---------------------
     5.8   Financial Statements...................................................   18
           --------------------
     5.9   Intellectual Property..................................................   18
           ---------------------
     5.10  Litigation, Investigations, Audits, Etc................................   18
           ---------------------------------------
     5.11  Employee Labor Matters.................................................   19
           ----------------------
     5.12  Employee Benefit Plans.................................................   19
           ----------------------
     5.13  Communications Regulatory Matters......................................   19
           ---------------------------------
     5.14  Perfection and Priority................................................   20
           -----------------------
     5.15  Solvency...............................................................   20
           --------
     5.16  Investment Company Act; Public Utility Holding Act.....................   20
           --------------------------------------------------
     5.17  Certain Agreements and Material Contracts..............................   20
           -----------------------------------------
     5.18  Subsidiary.............................................................   20
           ----------
     5.19  Title to Properties....................................................   21
           -------------------

SECTION 6

     EVENTS OF DEFAULT AND RIGHTS AND REMEDIES
     6.1   Event of Default.......................................................   21
           ----------------
           (A)  Payment...........................................................   21
                -------
           (B)  Default in Other Agreements.......................................   21
                ---------------------------
           (C)  Breach of Certain Provisions......................................   21
                ----------------------------
           (D)  Breach of Warranty................................................   21
                ------------------
           (E)  Other Defaults Under Loan Documents...............................   21
                -----------------------------------
           (F)  Default Under US Unwired Credit Agreement.........................   22
                -----------------------------------------
           (G)  Involuntary Bankruptcy; Appointment of Receiver; Etc..............   22
                -----------------------------------------------------
           (H)  Voluntary Bankruptcy; Appointment of Receiver; Etc................   22
                ---------------------------------------------------

                                     (iii)

           (I)  Governmental Liens................................................   22
                ------------------
           (J)  Judgment and Attachments..........................................   22
                ------------------------
           (K)  Dissolution.......................................................   23
                -----------
           (L)  Solvency..........................................................   23
                --------
           (M)  Injunction........................................................   23
                ----------
           (N)  ERISA; Pension Plans..............................................   23
                --------------------
           (O)  Environmental Matters.............................................   23
                ---------------------
           (P)  Invalidity of Loan Documents......................................   23
                ----------------------------
           (Q)  Damage; Strike; Casualty..........................................   23
                ------------------------
           (R)  Licenses and Permits..............................................   24
                --------------------
           (S)  Failure of Security...............................................   24
                -------------------
           (T)  Change in Control.................................................   24
                -----------------
           (U)  Material Adverse Effect...........................................   24
                -----------------------
           (V)  Sprint Agreements and Other Material Contracts....................   24
                ----------------------------------------------
     6.2   Suspension of Commitments..............................................   24
           -------------------------
     6.3   Acceleration...........................................................   24
           ------------
     6.4   Rights of Collection...................................................   25
           --------------------
     6.5   Consents...............................................................   25
           --------
     6.6   Performance by Lender..................................................   25
           ---------------------
     6.7   Set Off and Sharing of Payments........................................   25
           -------------------------------
     6.8   Application of Payments................................................   25
           -----------------------

SECTION 7

     CONDITIONS TO REVOLVING LOANS
     7.1   Conditions to Initial Revolving Loan...................................   26
           ------------------------------------
           (A)  Executed Loan Documents...........................................   26
                -----------------------
           (B)  Closing Certificates; Opinions....................................   26
                ------------------------------
           (C)  Collateral........................................................   27
                ----------
           (D)  Consents..........................................................   27
                --------
           (E)  Financial Matters.................................................   28
                -----------------
           (F)  Miscellaneous.....................................................   28
                -------------
     7.2   Conditions to All Revolving Loans......................................   29
           ---------------------------------

SECTION 8

     MISCELLANEOUS
     8.1   Indemnities............................................................   30
           -----------
     8.2   Amendments and Waivers.................................................   30
           ----------------------
     8.3   Notices................................................................   30
           -------
     8.4   Failure or Indulgence Not Waiver; Remedies Cumulative..................   31
           -----------------------------------------------------
     8.5   Marshaling; Payments Set Aside.........................................   31
           ------------------------------
     8.6   Severability...........................................................   31
           ------------

                                     (iv)

     8.7   Headings...............................................................   31
           --------
     8.8   Applicable Law.........................................................   31
           --------------
     8.9   Successors and Assigns.................................................   32
           ----------------------
     8.10  No Fiduciary Relationship..............................................   32
           -------------------------
     8.11  Construction...........................................................   32
           ------------
     8.12  Confidentiality........................................................   32
           ---------------
     8.13  Consent to Jurisdiction and Service of Process.........................   32
           ----------------------------------------------
     8.14  Waiver of Jury Trial...................................................   33
           --------------------
     8.15  Survival of Warranties and Certain Agreements..........................   33
           ---------------------------------------------
     8.16  Entire Agreement.......................................................   34
           ----------------
     8.17  Counterparts; Effectiveness............................................   34
           ---------------------------

SECTION 9

DEFINITIONS
     9.1   Certain Defined Terms..................................................   34
           ---------------------
     9.2   Other Definitional Provisions..........................................   45
           -----------------------------

                                      (v)

                              SCHEDULES

Schedule 2.7        Material Contracts to be Assigned
Schedule 3.9        Transactions with Affiliates
Schedule 3.10       Permitted Management Fees
Schedule 5.3(A)     Jurisdiction of Organization
Schedule 5.3(C)     Qualification to Transact Business
Schedule 5.4        Governmental Approvals
Schedule 5.10       Litigation, Etc.
Schedule 5.11       Labor Matters
Schedule 5.13(A)    License Information
Schedule 5.17       Certain Agreements and Material Contracts
Schedule 9.1        Service Areas

                               EXHIBITS

Exhibit 1.3         Form of Notice of Borrowing
Exhibit 4.3(C)      Form of Compliance Certificate
Exhibit 9.1         Form of Revolving Loan Promissory Note

                                     (vi)

                            INDEX OF DEFINED TERMS


Defined Term                                    Defined in Section
------------                                    ------------------

Accounting Changes                                    (S)4.4
Affiliate                                             (S)9.1
Agreement                                             (S)9.1
Applicable Law                                        (S)9.1
Asset Disposition                                     (S)9.1
Bankruptcy Code                                       (S)9.1
Base Rate                                             (S)9.1
Beaumont-Lufkin BTAs                                  (S)9.1
Borrower                                              Preamble
Business Day                                          (S)9.1
Cash Equivalents                                      (S)9.1
Closing Date                                          (S)9.1
Collateral                                            (S)9.1
Collateral Contract Assignments                       (S)9.1
Communications Act                                    (S)9.1
Compliance Certificate                                (S)4.3(C)
Contingent Obligation                                 (S)9.1
Default                                               (S)9.1
EBITDA                                                (S)9.1
Environmental Laws                                    (S)9.1
Event of Default                                      (S)6.1
Excess Cash Flow                                      (S)9.1
Expiration Date                                       (S)9.1
Facility                                              (S)9.1
FCC                                                   (S)9.1
FDPA                                                  (S)2.2
Federal Funds Rate                                    (S)9.1
Fort Bend Pledge Agreement                            (S)9.1
Funding Date                                          (S)7.2
GAAP                                                  (S)9.1
Governmental Approvals                                (S)9.1
Governmental Authority                                (S)9.1
Guarantees                                            (S)9.1
Guarantors                                            (S)9.1
Indebtedness                                          (S)9.1
Indebtedness to Capitalization Ratio                  (S)9.1
Indemnities                                           (S)8.1
Intellectual Property Rights                          (S)5.9

                                     (vii)

Investment                                            (S)9.1
IRC                                                   (S)9.1
Lender                                                Preamble
Licenses                                              (S)9.1
Lien                                                  (S)9.1
Loan Documents                                        (S)9.1
Material Adverse Effect                               (S)9.1
Material Contracts                                    (S)9.1
Meretel                                               Recitals
Mortgage                                              (S)9.1
Net Proceeds                                          (S)9.1
Note                                                  (S)9.1
Notice of Borrowing                                   (S)1.3
Obligations                                           (S)9.1
Omnibus Agreement                                     (S)9.1
Operating Cash Flow                                   (S)9.1
PCS                                                   (S)9.1
PCS System                                            (S)9.1
Permitted Encumbrances                                (S)9.1
Person                                                (S)9.1
Pledge Agreements                                     (S)9.1
Projections                                           (S)9.1
PUC                                                   (S)9.1
Restricted Junior Payment                             (S)9.1
Revolving Loan(s)                                     (S)9.1
Revolving Loan Commitment                             (S)9.1
SEC                                                   (S)4.3(H)
Security Agreement                                    (S)9.1
Security Documents                                    (S)9.1
Security Interest                                     (S)9.1
Service Areas                                         (S)9.1
Sprint                                                (S)9.1
Sprint Agreements                                     (S)9.1
Sprint Consent and Agreement                          (S)9.1
Statement                                             (S)4.3(B)
Subsidiary                                            (S)9.1
US Unwired                                            Recitals
US Unwired Credit Agreement                           Recitals
US Unwired Lenders                                    Recitals
Wireless System                                       (S)9.1
XIT Pledge Agreement                                  (S)9.1

                                    (viii)

                                LOAN AGREEMENT
                                --------------

     This LOAN AGREEMENT (this "Agreement") is entered into as of January 1, 2000, between TEXAS UNWIRED, a Louisiana general partnership ("Borrower"), and LOUISIANA UNWIRED, LLC, a Louisiana limited liability company ("Lender"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Section 9.1 of this Agreement.

                               R E C I T A L S:
                               - - - - - - - -

     WHEREAS, US Unwired Inc. ("US Unwired") owns an approximate 96% membership interest in Lender, and Lender owns an 80% partnership interest in Borrower;

     WHEREAS, Lender guaranteed the obligations of US Unwired under that certain Credit Agreement, dated October 1, 1999, among US Unwired, CoBank, ACB, as administrative agent, and certain other agents and lenders (as heretofore and hereafter amended, the "US Unwired Credit Agreement"); and

     WHEREAS, Borrower desires that Lender extend a revolving credit facility to Borrower to refinance certain indebtedness assumed by Borrower from Meretel Communications Limited Partnership, a Louisiana partnership in commendam ("Meretel"), to finance the construction of the Wireless System associated with the Service Areas, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and

     WHEREAS, Borrower intends to secure all of its Obligations under the Loan Documents by granting to Lender, a first priority security interest in and lien upon substantially all of its now owned or hereafter acquired personal and real property; and

     WHEREAS, pursuant to the US Unwired Credit Agreement, Lender may extend credit to Borrower only upon the terms and conditions set forth in Section 3.1(C)(4) of the US Unwired Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                     AMOUNTS AND TERMS OF REVOLVING LOANS

      1.1 Revolving Loans.  Subject to the terms and conditions of this
          ---------------
Agreement and in reliance upon the representations, warranties and covenants of Borrower and Guarantors contained herein and in the other Loan Documents:

          (A) Revolving Loans.  Lender agrees to lend to Borrower, during the
              ---------------
period commencing on the date all conditions precedent set forth in Subsections
7.1 and 7.2 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Expiration Date, the Revolving Loans;

provided, that at any one time the aggregate principal amount of all Revolving
--------
Loans outstanding may not exceed the Revolving Loan Commitment. Within the limits of the Revolving Loan Commitment and this Subsection 1.1(A), amounts borrowed under this Subsection 1.1(A) may be prepaid and reborrowed at any time prior to the Expiration Date.

          (B) Note.  Borrower shall execute and deliver to Lender a Note in the
              ----
principal amount of the Revolving Loan Commitment.

          (C) Advances.  Revolving Loans will be made available by wire
              --------
transfer of immediately available funds.

      1.2 Interest.
          --------

          (A) Interest.  From the date each Revolving Loan is made, each
              --------
Revolving Loan shall accrue interest at the sum of the Base Rate plus 3.000% per
                                                                 ----
annum. Except as otherwise set forth in Section 6.6, interest on all other Obligations shall also accrue interest at the sum of the Base Rate plus 3.000%
                                                                   ----
per annum.

          (B) Calculation and Payment. The interest on the Revolving Loans and
              -----------------------
all other Obligations shall be calculated daily on the basis of a three hundred sixty-five or -six (365-6) day year for the actual number of days elapsed. The date of funding shall be included in the calculation of interest. The date of payment of any Revolving Loan shall be excluded from the calculation of interest; provided, if a Revolving Loan is repaid on the same day that it is
          --------
made, one (1) day's interest shall be charged.

          Interest accruing on the Revolving Loans is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter,
(ii) the prepayment of such Revolving Loans (or portion thereof) and (iii) the Expiration Date, whether by acceleration or otherwise.

          (C) Default Rate of Interest.  At the election of Lender, after the
              ------------------------
occurrence of a Default and for so long as it continues, all Revolving Loans and other Obligations shall bear interest at the sum of the Base Rate plus 5.000%
                                                                  ----
per annum.

          (D) Excess Interest.  Under no circumstances will the rate of interest
              ---------------
chargeable be in excess of the maximum amount permitted by law. If any such excess interest is charged and paid in error, then the excess amount will be promptly refunded.

     1.3  Notice of Borrowing of Revolving Loans. Whenever Borrower desires to
          --------------------------------------
request a Revolving Loan pursuant to Subsection 1.1, Borrower shall give irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a
                                                                -----------
"Notice of Borrowing"), specifying the effective date of such borrowing and the principal amount of such Revolving Loan to be borrowed, not later than 11:00 a.m. (Lake Charles time), one (1) Business Day before the proposed borrowing is to be effective.

     1.4  Fees and Expenses.  Borrower agrees to pay promptly all fees, costs
          -----------------
and expenses (including those of attorneys) incurred by Lender in connection with (i) any matters contemplated by or arising out of the Loan Documents, and
(ii) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security, any tax payable in connection with any Loan Documents and any amendments, modifications and waivers. Borrower shall also reimburse on demand Lender for its out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the transactions contemplated herein. Borrower agrees to pay promptly all fees, costs and expenses incurred by Lender in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4 shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5 and secured by the Collateral.

     1.5  Payments.  All payments by Borrower of the Obligations shall be made
          --------
in same day funds and delivered to Lender by wire transfer to the following account or such other place as Lender may from time to time designate:

               Account Number 6020001699
               Hibernia National Bank
               Reference: ABA Routing #065000090

Borrower shall receive credit on the day of receipt for funds received by Lender by 11:00 a.m. (Lake Charles time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     Borrower hereby authorizes Lender to make (but Lender shall not be obligated to make) a Revolving Loan for the payment of interest. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsection 1.4 or elsewhere in any

Loan Document may be debited as a Revolving Loan after fifteen (15) days notice. After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited as a Revolving Loan without notice.

     To the extent Borrower or any Guarantor makes a payment or payments to Lender, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Lender.

     1.6  Reduction of Revolving Loan Commitment and Mandatory Repayments of
          ------------------------------------------------------------------
Revolving Loans.
---------------

          (A) Scheduled Reductions of Revolving Loan Commitment. Commencing on
              -------------------------------------------------
March 31, 2004, the Revolving Loan Commitment shall be permanently reduced on each date shown below in an amount set forth opposite each such date (which reductions shall be in addition to those provided for in Subsection 1.6(B) and, to the extent set forth therein, Subsection 1.6(C)):


                                                         Quarterly Amount of
                                                              Reduction
         Dates of Commitment Reduction                 Revolving Loan Commitment
         -----------------------------                 -------------------------

     March 31, 2004, June 30, 2004, September 30,              $  250,000
           2004 and December 31, 2004

     March 31, 2005, June 30, 2005, September 30,              $  750,000
           2005, and December 31, 2005

     March 31, 2006, June 30, 2006, September 30,              $1,250,000
           2006, and December 31, 2006

     March 31, 2007, June 30, 2007, September 30,              $1,250,000
           2007, and December 31, 2007

     March 31, 2008, June 30, 2008, September 30,              $1,500,000
           2008, and December 31, 2008


          (B) Reductions Resulting From Mandatory Repayments.  The Revolving
              ----------------------------------------------
Loan Commitment also shall be permanently reduced to the extent and in the amount that Borrower is required to apply mandatory repayments to be made pursuant to Subsections 1.7
(B), (C), (D), (E) or (F) to the Facility (whether or not any Revolving Loans are then outstanding and available to be repaid). All reductions provided for in this Subsection 1.6(B) shall be in addition to (and shall not serve to reduce the amount or date of) the scheduled reductions provided for in Subsection 1.6(A) and the voluntary reductions provided for in Subsection 1.6(C) and, accordingly, may result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of the term "Expiration Date."

          (C) Voluntary Reduction of Revolving Loan Commitment.  Borrower shall
              ------------------------------------------------
have the right, upon at least three Business Days' notice to Lender, to permanently reduce the then unused portion of the Revolving Loan Commitment. Each reduction shall be in a minimum amount of at least $250,000. Notwithstanding the foregoing, no reduction shall be permitted if, after giving effect thereto and to any prepayment made therewith, the aggregate principal balance of the Revolving Loans then outstanding would exceed the Revolving Loan Commitment as so reduced. Each reduction pursuant to this Subsection 1.6(C) may be used as a one-time credit against the next succeeding scheduled reduction(s) required pursuant to Subsection 1.6(A).

          (D) Mandatory Repayments.  On the date of each Revolving Loan
              --------------------
Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Revolving Loan Commitment as so reduced. If at any time the aggregate outstanding amount of Revolving Loans exceeds the Revolving Loan Commitment, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Revolving Loan Commitment, and until such repayment is made, Lender shall not be obligated to make Revolving Loans. Any repayments pursuant to this Subsection 1.6(D) shall be accompanied by accrued interest on the amount repaid.

     1.7  Voluntary Prepayments and Other Mandatory Repayments.
          ----------------------------------------------------

          (A) Voluntary Prepayment of Loans.  At any time, with one day's
              -----------------------------
notice, Borrower may prepay the Revolving Loans, in whole or in part, without penalty. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid.

          (B) Repayments from Excess Cash Flow.  Within one hundred twenty (120)
              --------------------------------
days after the end of each of its fiscal years, commencing with the fiscal year ending December 31, [2003], Borrower shall repay the Revolving Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for such fiscal year.

          (C) Repayments from Insurance Proceeds.  Borrower shall repay the
              ----------------------------------
Revolving Loans in an amount equal to all Net Proceeds received by Borrower which are insurance proceeds from any Asset Disposition to the extent that such proceeds are not reinvested in equipment or other assets that are used or useful in the business of Borrower within nine months of receipt by Borrower.

          (D) Repayments from Equity Issuances.  Immediately upon receipt of
              --------------------------------
proceeds from the issuance of any ownership interests in Borrower or any rights to purchase any such interest, Borrower shall repay the Revolving Loans in an amount equal to fifty percent (50%) of the amount of (i) such proceeds minus
                                                                       -----
(ii) all fees, costs and expenses actually incurred in connection with such equity issuance.

          (E) Repayments from Debt Incurrence.  Immediately upon receipt of
              -------------------------------
proceeds from the incurrence of any additional Indebtedness, Borrower shall repay the Revolving Loans in an amount equal to the amount of (i) such proceeds minus (ii) all fees, costs and expenses actually incurred in connection with
-----
such debt incurrence.

          (F) Repayments from Asset Dispositions.  Immediately upon receipt by
              ----------------------------------
Borrower of Net Proceeds other than insurance proceeds from any Asset Disposition, Borrower shall repay the Revolving Loans in an amount equal to such Net Proceeds.

     1.8  Loan Accounts.  Lender will maintain loan account records for (i) all
          -------------
Revolving Loans, interest charges and payments thereof, (ii) the charging and payment of all fees, costs and expenses and (iii) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lender, provided that any
                                                             --------
failure by Lender to maintain such records shall not limit or affect Borrower's obligation to pay. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

     1.9  Taxes. Any and all payments or reimbursements made hereunder or under
          -----
the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income), excluding, however, taxes imposed on the net income of Lender. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

     1.10 Term of This Agreement.  All of the Obligations shall become due and
          ----------------------
payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (iii) of the definition of the term "Expiration Date." This Agreement shall remain in effect through and including, and shall terminate immediately after (except as specifically otherwise provided herein), the date on which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full.

                                   SECTION 2

                             AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply with all covenants in this Section 2.

     2.1  Compliance With Laws.  Borrower will (i) comply with the requirements
          --------------------
of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now or hereafter doing business, other than those laws, rules, regulations and orders the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) obtain and maintain all rights to licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by Borrower or any of, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect. This Subsection 2.1 shall not preclude Borrower from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

     2.2  Maintenance of Books and Records; Properties; Insurance.  Borrower
          -------------------------------------------------------
will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Borrower, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property loss and damage and business interruption insurance with respect to its business and properties and the business and properties of Borrower against loss and damage of the kinds customarily carried or maintained by corporations of established reputation engaged in the cellular telephone and wireless communications industry and in amounts acceptable to Lender and will deliver evidence thereof to Lender. If any part of the Collateral lies within a "special flood hazard area" as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the "FDPA"), and Lender determines that flood insurance coverage is required to be obtained for such Collateral in order for Lender to comply with the FDPA, Borrower shall obtain and maintain such flood insurance policies as Lender reasonably requests so that Lender (or any assignee thereof) shall be deemed in compliance with the FDPA and shall deliver evidence thereof to Lender. Such policies of flood insurance shall be in form satisfactory to Lender and shall be in an amount of at least the lessor of the value of such Collateral constituting buildings, structures or personal property located within the "special flood hazard area" or the maximum limit of coverage available under Applicable Law. Borrower will cause Lender, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Lender, to be named, (i) as a lender loss payee in the case of casualty insurance, (ii) as an additional insured in the case of all liability insurance, (iii) as assignee in the case of all business interruption insurance and (iv) as an additional insured in the case of all flood insurance. All insurance policies required hereunder shall (i) include effective waivers by the insurer of subrogation, (ii) provide that all insurance proceeds shall be adjusted with and paid to Lender and (iii) be non-cancelable as to Lender except upon thirty (30) days prior written notice given by the insurer to Lender.

     2.3  Inspection; Lender Meeting.  Borrower will permit any authorized
          --------------------------
representatives of Lender (i) to visit and inspect any of the properties of Borrower, including financial and accounting records, and to make copies and take extracts therefrom, (ii) for the purpose of determining or monitoring the value of the Collateral, to obtain environmental audits or assessments (including soil samples) by an independent engineer of any Collateral constituting real estate or interests in real estate, and (iii) to discuss its and their affairs, finances and business with its and their officers, employees and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower will participate and will cause its and their key management personnel to participate in a meeting with Lender at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Lender.

     2.4  Legal Existence, Etc.  Except as otherwise permitted by Subsection
          ---------------------
3.6, Borrower will at all times preserve and keep in full force and effect its legal existence and good standing and all rights and franchises material to its business.

     2.5  Use of Proceeds.  Borrower will use the proceeds of the Revolving
          ---------------
Loans solely for the purposes described in the recital paragraphs to this Agreement. No part of any Revolving Loan will be used to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

     2.6  Further Assurances; Notices of Acquisition of Real Property.  Borrower
          -----------------------------------------------------------
will, from time to time, do, execute and deliver all such additional and further acts, documents and instruments as Lender reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Lender of its rights under this Agreement and the other Loan Documents, including such financing statements, documents, security agreements and reports to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents. Borrower will notify Lender in writing prior to the acquisition (including by way of lease) by Borrower of any real property or any interest therein (and the cost thereof or annual rentals with respect thereto) and will, prior to any such acquisition, execute and deliver all such additional documents and instruments as Lender may require pursuant to this Subsection 2.6 (including mortgages, title insurance policies, environmental audits, surveys and legal opinions).

Loan Agreement/Texas Unwired


     2.7  Collateral Assignments of Material Contracts.  On the Closing Date,
          --------------------------------------------
Borrower shall execute and deliver to Lender Collateral Contract Assignments with respect to each of the Material Contracts listed on Schedule 2.7.
                                                         ------------
Thereafter, Borrower shall promptly execute and deliver to Lender all such Collateral Contract Assignments with respect to Material Contracts as Lender may request from time to time.

     2.8  Enforcement of Sprint Agreements.  Borrower will diligently enforce
          --------------------------------
the obligations of Sprint under the Sprint Agreements.


                                   SECTION 3

                              NEGATIVE COVENANTS

     Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply with all covenants in this Section 3.

     3.1  Indebtedness.  Borrower will not, directly or indirectly, create,
          ------------
incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

          (A)  the Obligations; and

          (B)  Contingent Obligations permitted by Subsection 3.4.


     3.2  Liens and Related Matters.
          -------------------------

          (A)  No Liens.  Borrower will not, directly or indirectly, create,
               --------
incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

          (B)  No Negative Pledges.  Borrower will not, directly or indirectly,
               -------------------
enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     3.3  Investments.  Borrower will not, directly or indirectly, make or own
          -----------
any Investment in any Person except:

Loan Agreement/Texas Unwired


          (A)  Borrower may make and own Investments in Cash Equivalents;

provided that such Cash Equivalents (other than deposit accounts in which no
--------
more than $50,000 is held overnight) are not subject to set off rights;

          (B) other Investments by Borrower which shall not, in the aggregate for Borrower, exceed $250,000.

     3.4  Contingent Obligations.  Borrower will not, directly or indirectly,
          ----------------------
create or become or be liable with respect to any Contingent Obligation except those:

          (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (B) arising under indemnity agreements to title insurers in connection with mortgagee title insurance policies in favor of Lender;

          (C) arising with respect to customary indemnification obligations incurred in connection with permitted Asset Dispositions; and

          (D) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability.

     3.5  Restricted Junior Payments.  Borrower will not, directly or
          --------------------------
indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

     3.6  Restriction on Fundamental Changes.  Borrower will not, directly or
          ----------------------------------
indirectly: (i) unless and only to the extent required by law, amend, modify or waive any term or provision of its partnership agreement; or (ii) enter into any transaction of merger or consolidation; (iii) liquidate, wind-up or dissolve itself (as suffer any liquidation or dissolution); or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

     3.7  Restriction on Equity Issuance.  Borrower will not, directly or
          ------------------------------
indirectly, issue any capital stock or other equity interests or admit any additional partners.

     3.8  Disposal of Assets or Subsidiary Stock.  Borrower will not, directly
          --------------------------------------
or indirectly, convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the partnership interests in Borrower, whether now owned or hereafter acquired, except for (i) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (ii) fair market value sales of Cash Equivalents; and (iii) all other Asset Dispositions if all of the following conditions are met: (a) the

Loan Agreement/Texas Unwired


aggregate market value of assets sold in any one transaction or series of related transactions does not exceed $100,000; (b) the aggregate market value of assets (including such assets but excluding any assets sold pursuant to clauses
(i) through (v) above inclusive) sold or otherwise disposed of in the immediately preceding 12-month period does not exceed $250,000 in the aggregate for Borrower; (c) the consideration received is at least equal to the fair market value of such assets; (d) the sole consideration received is cash; (e) after giving effect to the sale or other disposition of such assets, Borrower, is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement; and (f) no Default or Event of Default then exists or shall result from such sale or other disposition.

     3.9  Transactions with Affiliates.  Borrower will not, directly or
          ----------------------------
indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on Schedule 3.9; (ii)
                                                      ------------
transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate; or (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated. Notwithstanding the foregoing, upon the election of Lender no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Default or Event of Default.

     3.10  Management Fees and Compensation.  Borrower will not, directly or
           --------------------------------
indirectly, pay any management, consulting or other similar fees to any Person, except as provided in Schedule 3.10.
                      -------------

     3.11  Conduct of Business.  Borrower will not, directly or indirectly,
           -------------------
engage in any business other than businesses of owning, constructing, managing, operating and investing (subject to Subsection 3.3) in Wireless Systems.

     3.12  Fiscal Year.  Borrower will not change its fiscal year.
           -----------

     3.13  Subsidiaries.  Borrower will not, directly or indirectly, establish,
           ------------
create or acquire any Subsidiary.

     3.14  Sprint Agreements.  Borrower will not (i) agree or enter into any
           -----------------
amendment or termination of any of the Sprint Agreements or (ii) exercise any of its elections or rights under Section 11 of the Management Agreements that are part of the Sprint Agreements.

Loan Agreement/Texas Unwired


                                   SECTION 4

                       FINANCIAL COVENANTS AND REPORTING

     Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply with all covenants in this Section 4. For the purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower.

     4.1  EBITDA.  Commencing September 30, 2002, and at each fiscal quarter end
          ------
thereafter, Borrower shall achieve an EBITDA of not less than $1.

     4.2  Indebtedness to Capitalization Ratio.  Borrower shall maintain an
          ------------------------------------
Indebtedness to Capitalization Ratio of not less than the ratio set forth in the following table for the following dates:

                                          Minimum Indebtedness
          Date                            to Capitalization Ratio
          ----                            -----------------------

          Closing through                          0.53:1.0
               December 31, 2000

          March 30, 2001 through                   0.59:1.0
               December 31, 2001

          March 30, 2002 through                   0.63:1.0
               December 31, 2002


     4.3  Financial Statements and Other Reports.  Borrower will maintain, a
          --------------------------------------
system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Lender.

          (A)  Quarterly Financials.  As soon as available and in any event
               --------------------
within sixty (60) days after the end of each fiscal quarter, Borrower will deliver the consolidated and consolidating balance sheets of Borrower, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, partner capital and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter.

          (B)  Year-End Financials. As soon as available and in any event within
               -------------------
one hundred twenty (120) days after the end of each fiscal year of Borrower, Borrower will deliver (i) the

Loan Agreement/Texas Unwired


consolidated and consolidating balance sheets of Borrower, as at the end of such year, and the related consolidated and consolidating statements of income, partner capital and cash flow for such fiscal year and (ii) a report with respect to the financial statements from a firm of certified public accountants selected by Borrower and reasonably acceptable to Lender, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

          (C)  Borrower Compliance Certificate.  Together with each delivery of
               -------------------------------
consolidated and consolidating financial statements of Borrower pursuant to Subsections 4.3(A) and 4.3(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.3(C) (each, a "Compliance Certificate") signed by the chief executive officer or chief financial officer of Borrower.

          (D)  Accountants' Reliance Letter.  Together with each delivery of
               ----------------------------
consolidated and consolidating financial statements of Borrower pursuant to Subsection 4.3(B), Borrower will deliver a copy of a letter addressed to Borrower's certified public accountants informing such accountants that a primary intent of Borrower for the professional services such accountants provided to Borrower in preparing their audit report was to benefit or influence Lender and its successors or assigns, and identifying Lender as the party that Borrower intends to rely on such professional services provided to Borrower by such accountants.

          (E)  Accountants' Reports.  Promptly upon receipt thereof, Borrower
               --------------------
will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (F)  Management Report.  Together with each delivery of consolidated
               -----------------
and consolidating financial statements of Borrower pursuant to Subsections 4.3(A) and 4.3(B), Borrower will deliver a management report (i) outlining principal factors affecting performance in each market and describing the operations and financial condition of Borrower for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), including a report on key subscriber, penetration, churn, additions, deactivations and operating statistics, (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to Subsection 4.3(G) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower as at the dates and for the periods indicated.

Loan Agreement/Texas Unwired


          (G)  Projections.  As soon as available and in any event prior to the
               -----------
end of each of Borrower's fiscal years, Borrower will deliver Projections of Borrower for such fiscal year, quarter by quarter. Together with each delivery of consolidated and consolidating financial statements of Borrower pursuant to Subsections 4.3(A) and 4.3(B), Borrower will deliver a schedule comparing the actual performance of Borrower for such fiscal quarter and for the portion of the fiscal year then ended against the Projections for the then-current fiscal year delivered pursuant to this Subsection 4.3(G). Promptly after becoming aware thereof, Borrower will notify Lender of any material amendment to or deviation from such Projections.

          (H)  SEC Filings and Press Releases.  Promptly upon their becoming
               ------------------------------
available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission (the "SEC") or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by to the public concerning developments in the business of any such Person.

          (I)  Events of Default, Etc.  Promptly upon any officer of Borrower
               -----------------------
obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect
 Default; (ii) any notice that any Person has given to Borrower or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

          (J)  Litigation.  Promptly upon any officer of Borrower obtaining
               ----------
knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower not previously disclosed by Borrower to Lender or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matter.

          (K)  Supplemented Schedules; Notice of Corporate Changes. Annually,
               ---------------------------------------------------
concurrently with Borrower's delivery of the Projections required by Subsection 4.3(G), Borrower shall supplement in writing and deliver revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent
                                                       --------
disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

Loan Agreement/Texas Unwired


          (L)  Regulatory and Other Notices.  Within fifteen (15) days after
               ----------------------------
filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by Borrower from any Governmental Authority, including the FCC, any applicable PUC and the SEC, relating to any noncompliance by Borrower with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in a material adverse amendment, change or termination of any License.

          (M)  Filings and Notices Relating to Sprint Agreements.  Promptly upon
               -------------------------------------------------
receipt or availability, Borrower will deliver copies of (i) all FCC filings, orders or other writings relating to (a) the "Licenses," as defined in the Sprint Agreements, (b) any of the Sprint Agreements or (c) the transactions contemplated thereby, and (ii) all notices delivered to or given by Borrower relating to a breach, default or "Event of Termination," as defined in the Sprint Agreements, including any threatened action with respect thereto, under any of the Sprint Agreements.

          (N)  Other Information.  With reasonable promptness, Borrower will
               -----------------
deliver such other information and data with respect to Borrower and any of the Guarantors as from time to time may be reasonably requested by Lender.

     4.4  Accounting Terms; Utilization of GAAP for Purposes of Calculations
          ------------------------------------------------------------------
Under Agreement. For purposes of this Agreement, all accounting terms not
---------------
otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Lender pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall
                                                 --------
prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by Borrower; (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (iii) changes in carrying value of Borrower's assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.


                                   SECTION 5

                        REPRESENTATIONS AND WARRANTIES

Loan Agreement/Texas Unwired


          In order to induce Lender to enter into this Agreement and to make the Revolving Loans, Borrower represents and warrants to Lender on the Closing Date that the following statements are true, correct and complete:

     5.1  Disclosure.  No information furnished by or on behalf of Borrower or
          ----------
any Guarantor contained in this Agreement, the financial statements referred to in Subsection 5.8 or any other document, certificate, opinion or written statement furnished to Lender for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect, or insofar as Borrower can now foresee, that could reasonably be expected to have a Material Adverse Effect.

     5.2  No Material Adverse Effect.  Since January 1, 2000 there has been no
          --------------------------
event or change in facts or circumstance affecting Borrower, any of its properties, or any of the Guarantors which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

     5.3  Organization, Powers, Authorization and Good Standing.
          -----------------------------------------------------

          (A) Organization and Powers. Borrower is a partnership duly organized,
              -----------------------
validly existing and in good standing under the laws of its jurisdiction of formation (which jurisdiction is set forth on Schedule 5.3(A)). Borrower has all
                                              ---------------
requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

          (B) Authorization; Binding Obligation.  Borrower has taken all
              ---------------------------------
necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Lender), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors' rights in general and general principles of equity.

          (C) Qualification.  Borrower is duly qualified and authorized to do
              -------------
business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each it is qualified and authorized to do business are set forth on
Schedule 5.3 (C).
----------------

Loan Agreement/Texas Unwired


     5.4       Compliance of Agreement, Loan Documents and Borrowings with
               -----------------------------------------------------------
Applicable Law. The execution, delivery and performance by Borrower of the Loan
--------------
Documents to which it is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.4 hereto,
                                                          ------------
require any Governmental Approval or violate any Applicable Law relating to Borrower, (ii) conflict with, result in a breach of or constitute a default under the partnership agreement or other organizational documents of Borrower or any Material Contract to which it is a party or by which any of its properties may be bound or any Governmental Approval relating to it or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by it.

      5.5      Compliance with Law; Governmental Approvals.  Borrower (i) has or
               -------------------------------------------
has valid and enforceable rights to all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

      5.6      Tax Returns and Payments.   Borrower has duly filed or caused to
               ------------------------
be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in
         ------
good faith and adequate reserves therefor have been established in compliance with GAAP. The charges, accruals and reserves on the books of Borrower in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate, and Borrower does not anticipate any additional material taxes or assessments for any of such years.

      5.7      Environmental Matters. Borrower is in compliance in all material
               ---------------------
respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.8      Financial Statements. All financial statements concerning
               --------------------
Borrower or Guarantors which have been or will hereafter be furnished to Lender, including the January 1, 2000 financials describing the beginning balance sheet of Borrower, pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and do and will disclose all material liabilities and Contingent Obligations of any of Borrower as at the dates thereof. Borrower does not have outstanding, as of the Closing Date, and after giving effect to the Revolving Loans hereunder on the Closing Date, any Indebtedness for borrowed money or Contingent Obligations other than
(i) the Revolving Loans, (ii) the Indebtedness permitted under Subsection 3.1, and (iii) the Contingent Obligations permitted under Subsection 3.4.

     5.9  Intellectual Property.   Borrower owns, or possesses through valid
          ---------------------
licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently conducted (collectively, the "Intellectual Property Rights") without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Borrower has not been threatened with any litigation regarding Intellectual Property Rights that would present a material impediment to its business.

     5.10 Litigation, Investigations, Audits, Etc.   Except as set forth on
          ----------------------------------------
Schedule 5.10, there is no action, suit, proceeding or investigation pending
-------------
against, or, to the knowledge of Borrower, threatened against or in any other manner relating adversely to, Borrower or any of its properties, or the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC). None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question
                                           -------------
the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect. Borrower is not the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law.

     5.11 Employee Labor Matters.  Except as set forth on Schedule 5.11, (i)
          ----------------------                          -------------
none of Borrower or any of its employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     5.12 Employee Benefit Plans.  Borrower is in compliance in all material
          ----------------------
respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     5.1  Communications Regulatory Matters.
          ---------------------------------

          (A) Schedule 5.13(A) sets forth a true and complete list of the
              ----------------
following information for each License issued to or managed by Borrower: the name of the licensee, the type of service, the expiration date and the geographic area covered by such License.

          (B) The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses. No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such License or (ii) materially and adversely affect any rights of Borrower thereunder. Borrower has no reason to believe and has no knowledge that any Licenses will not be renewed in the ordinary course. Borrower is not a party to any investigation, notice of violation, order or complaint issued by or before the FCC, and there are no proceedings pending by or before the FCC which could in any manner threaten or adversely affect the validity of any License.

          (C) All of the material properties, equipment and systems owned, leased or managed by Borrower are, and (to the best knowledge of Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

          (D) Borrower has paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

     5.14 Perfection and Priority.  The Security Interest is a valid and
          -----------------------
perfected first priority lien, security title or security interest in the Collateral in favor of Lender securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Lien other than permitted pursuant to Subsection 3.2. The Security Interest is enforceable as security for the Obligations in accordance with its terms.

     5.15 Solvency.  Borrower: (i) owns and will own assets the present fair
          --------
saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated trans-action; and
(iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

     5.16 Investment Company Act; Public Utility Holding Act. Borrower is not an
          --------------------------------------------------
"investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     5.17 Certain Agreements and Material Contracts.  Schedule 5.17 sets forth a
          -----------------------------------------   -------------
complete and accurate list of all loan agreements, indentures, guarantees, capital leases and other similar credit or reimbursement agreements and all Material Contracts of Borrower. Borrower has performed all of its material obligations under such agreements and Material Contracts and, to the best knowledge of Borrower, each other party thereto is in compliance with each such agreement or Material Contract. Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof. Borrower has made available a true and complete copy of each such agreement or Material Contract listed on Schedule 5.17 for inspection by Lender.
          -------------

     5.18 Subsidiary.  Borrower has no Subsidiary.
          ----------

     5.19 Title to Properties.  Borrower has such title or leasehold interest in
          -------------------
and to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower delivered pursuant to Subsection 5.8, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

                                   SECTION 6

                   EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

     6.1  Event of Default.  "Event of Default" shall mean the occurrence or
          ----------------
existence of any one or more of the following:

          (A) Payment.  Failure to repay any outstanding principal amount of any
              -------
Revolving Loan at the time required pursuant to this Agreement, or failure to pay, within five (5) days after the due date, any interest on any Revolving Loan or any other amount due under this Agreement or any of the other Loan Documents; or

          (B) Default in Other Agreements.  (i) Failure of Borrower to pay when
              ---------------------------
due or within any applicable grace period any principal or interest on Indebtedness (other than the Revolving Loans) or any Contingent Obligation, or
(ii) any other breach or default of Borrower with respect to any Indebtedness (other than the Revolving Loans) or any Contingent Obligation, if the effect of such breach or default is to cause or to permit the holder or holders then to cause such

Indebtedness or Contingent Obligation having an aggregate principal amount for Borrower in excess of $250,000 to become or be declared due prior to its stated maturity; or

          (C) Breach of Certain Provisions.  Failure of Borrower to perform or
              ----------------------------
comply with any term or condition contained in that portion of Subsection 2.2 relating to Borrower's obligation to maintain insurance, Subsection 2.4, Subsection 2.8, Section 3 or Section 4; or

          (D) Breach of Warranty.  Any representation, warranty, certification
              ------------------
or other statement made by Borrower or any Guarantor in any Loan Document or in any statement or certificate at any time given by Borrower or any Guarantor in writing pursuant or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

          (E) Other Defaults Under Loan Documents.  Borrower, any Guarantor or
              -----------------------------------
any other party (other than Lender) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within fifteen (15) days after receipt by Borrower, such Guarantor or such other party of notice from Lender of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

          (F) Default Under US Unwired Credit Agreement.  Any Default or Event
              -----------------------------------------
of Default under, and as defined in, the US Unwired Credit Agreement, provided,
                                                                      --------
however, that Lender has given Borrower at least sixty (60) days' notice; or
-------

          (G) Involuntary Bankruptcy; Appointment of Receiver; Etc.  (i) A court
              -----------------------------------------------------
enters a decree or order for relief with respect to Borrower or any Guarantor in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within forty-five (45) days; or (ii) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any Guarantor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Guarantor, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any Guarantor, for all or a substantial part of the property of Borrower or any Guarantor; or

          (H) Voluntary Bankruptcy; Appointment of Receiver; Etc.  Borrower or
              ---------------------------------------------------
any Guarantor (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of Borrower or any Guarantor, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of Borrower or any Guarantor; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of Borrower or any Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(H); or

          (I) Governmental Liens.  Any Lien, levy or assessment (other than
              ------------------
Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the other assets of Borrower by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority; or

          (J) Judgment and Attachments.  Any money judgment, writ or warrant of
              ------------------------
attachment or similar process (other than those described in Subsection 6.1(I)) involving an amount in any individual case or in the aggregate for Borrower at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

          (K) Dissolution.  Any order, judgment or decree is entered against
              -----------
Borrower or any of Guarantor decreeing the dissolution or split up of Borrower or any Guarantor and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

          (L) Solvency.  Borrower or any Guarantor ceases to be solvent or
              --------
Borrower or any Guarantor admits in writing its present or prospective inability to pay its debts as they become due; or

          (M) Injunction. Borrower or any Guarantor is enjoined, restrained or
              ----------
in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business and such order continues for more than fifteen (15) days; or

          (N) ERISA; Pension Plans.  (i) Borrower fails to make full payment
              --------------------
when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any it is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of Borrower loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

          (O) Environmental Matters.  Borrower fails to:  (i) obtain or maintain
              ---------------------
any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (iv) comply with any other environmental laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

          (P) Invalidity of Loan Documents.  Any of the Loan Documents for any
              ----------------------------
reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower or any Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (Q) Damage; Strike; Casualty.  Any material damage to, or loss, theft
              ------------------------
or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower if any such event or circumstance results in or could reasonably be expected to have a Material Adverse Effect; or

          (R) Licenses and Permits.  (i) The loss, suspension or revocation of,
              --------------------
or failure to renew, any license or permit now held or hereafter acquired by Borrower, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or (ii) one or more Licenses shall be terminated, revoked, substantially adversely modified or fail to be renewed at its stated expiration; or

          (S) Failure of Security.  Lender does not have or ceases to have a
              -------------------
valid and perfected first priority security interest (subject to Permitted Encumbrances) in the Collateral or any substantial portion thereof, in each case, for any reason other than the failure of Lender to take any action within its control; or

          (T) Change in Control.  Lender ceases to beneficially own and control
              -----------------
at least 80% of the partnership interests of Borrower, or Lender ceases to be the Managing Partner of Borrower; or

          (U) Material Adverse Effect.  Any event not referred to elsewhere in
              -----------------------
this Subsection 6.1 shall occur which results in a Material Adverse Effect; or

          (V) Sprint Agreements and Other Material Contracts.  Any breach,
              ----------------------------------------------
default, termination or Event of Termination shall have occurred under any of the Sprint Agreements or other Material Contracts by any of the parties thereto, or any of the Sprint Agreements or other Material Contracts shall have been terminated or otherwise have ceased to be in full force and effect.

     6.2  Suspension of Commitments.  Upon the occurrence of any Default or
          -------------------------
Event of Default, Lender, without notice or demand, may immediately cease making additional funds available under the Revolving Loans and cause its obligation to lend to be suspended; provided that, in the case of a Default, if the subject
                      --------
condition or event is waived, cured or removed by Lender within any applicable grace or cure period, the suspended Revolving Loan Commitment shall be reinstated.

     6.3  Acceleration.  Upon the occurrence of any Event of Default described
          ------------
in the foregoing Subsections 6.1(G) or 6.1(H), the unpaid principal amount of and accrued interest and fees on the Revolving Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lender to make funds available under the Revolving Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lender may by written notice to Borrower declare all or any portion of the Revolving Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Lender to make funds available under the Revolving Loan commitment shall thereupon terminate.

     6.4  Rights of Collection.  Upon the occurrence of any Event of Default and
          --------------------
at any time thereafter and unless and until such Event of Default is waived by Lender, Lender may exercise all other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

     6.5  Consents.  Borrower acknowledges that certain transactions
          --------
contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Lender in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to Lender reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Lender in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower's sole cost and expense, agrees to use its reasonable efforts to secure such consent and to cooperate with and Lenders in any action commenced by or any Lender to secure such consent.

     6.6  Performance by Lender.  If Borrower shall fail to perform any
          ---------------------
covenant, duty or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(C) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

     6.7  Set Off and Sharing of Payments.  In addition to any rights now or
          -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by Lender at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower), and (B) other property at any time held or owing by Lender to or for the credit or for the account of Borrower, against and on account of any of the Obligations.

     6.8  Application of Payments.  Subsequent to the acceleration of the
          -----------------------
Revolving Loans pursuant to Subsection 6.3, all payments received by Lender on the Obligations and on the proceeds from the enforcement of the Obligations shall be distributed as follows: First, to all Lender's fees and expenses then due and payable, then to all other expenses then due and payable by Borrower hereunder, then to all indemnitee obligations then due and payable by Borrower hereunder, then to all commitment and other fees and commissions then due and payable by Borrower, then to accrued and unpaid interest on the Revolving Loans, and then to the principal amount of the Revolving Loans, in that order.


                                   SECTION 7

                         CONDITIONS TO REVOLVING LOANS

     The obligations of Lender to make Revolving Loans are subject to satisfaction of all of the applicable conditions set forth below.

     7.1  Conditions to Initial Revolving Loan.  The obligation of Lender to
          ------------------------------------
make the initial Revolving Loan is, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions:

     (A)  Executed Loan Documents.  This Agreement, the Note, the Security
          -----------------------
Agreement, the Mortgage, the Guaranties, the Pledge Agreements, the Collateral Contract Assignments and all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by Borrower, Guarantors or Fort Bend, as applicable, in form and substance satisfactory to Lender, and Borrower shall have delivered original counterparts thereof to Lender;

     (B)  Closing Certificates; Opinions.
          -------------------------------

          (1)  Officer's Certificate.  Lender shall have received a certificate
               ---------------------
from the chief executive officer or chief financial officer of Borrower, in form and substance reasonably satisfactory to Lender, to the effect that, as of such date: all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that

Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower has satisfied each of the closing conditions to be satisfied hereby; and that Borrower has filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently
                     ------
contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

          (2)  Certificate of Secretary of Borrower and Each Guarantor.  Lender
               -------------------------------------------------------
shall have received a certificate of the secretary or assistant secretary of Borrower and each Guarantor certifying as of such date that attached thereto is a true and complete copy of the articles of organization or incorporation of Borrower and each Guarantor, as the case may be, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization or incorporation; that attached thereto is a true and complete copy of the operating agreement or bylaws, if any, of Borrower and each Guarantor as in effect on the date of such certification; that attached thereto is a true and complete copy of consents of members or resolutions duly adopted by the Board of Directors or other governing body of Borrower and each Guarantor, as the case may be, authorizing the borrowings or guaranties contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of Borrower and each Guarantor executing Loan Documents.

          (3)  Certificates of Good Standing.  Lender shall have received long-
               -----------------------------
form certificates as of a recent date of the good standing of Borrower and each of the Guarantors under the laws of its jurisdiction of organization and such other jurisdictions as are requested by Lender.

          (4)  Opinions of Counsel.  Lender shall have received favorable
               -------------------
opinions of counsel to Borrower, each Guarantor, and Fort Bend addressed to Lender with respect to the Loan Documents, the Security Interest regulatory matters (including, without limitation, the Licenses) and such other matters as Lender shall request, all reasonably satisfactory in form and substance to Lender.

     (C)  Collateral.
          ----------

          (1)  Filings and Recordings.  All filings and recordings that are
               ----------------------
necessary to perfect the Security Interest in the Collateral constituting personal property described in the Security Documents shall have been filed in all appropriate locations and Lender shall have received evidence satisfactory to Lender that such Security Interest constitutes a valid and perfected first priority Lien therein.

          (2)  Lien Searches.  Borrower shall have delivered to Lender the
               -------------
results of a Lien search of all filings made against each of Borrower, Fort Bend and XIT under the Uniform Commercial Code as in effect in any jurisdiction in which any of its respective assets are located, indicating among other things that the Collateral is free and clear of any Lien, except for Permitted Encumbrances.

          (3) Insurance.  Lender shall have received certificates of insurance
              ---------
and certified copies of insurance policies in the form required under Subsection
2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Lender.

     (D)  Consents.
          --------

          (1) Governmental and Third Party Approvals.  Borrower, each Guarantor
              --------------------------------------
and Fort Bend shall have delivered to Lender all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUC's, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, and the granting of the Security Interest, and all such approvals shall be in form and substance satisfactory to Lender.

          (2) Permits and Licenses.  Lender shall have received copies of all
              --------------------
material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of Borrower's business.

          (3) No Injunction, Etc.  No action, proceeding, investigation,
              ------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Lender in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

     (E)  Financial Matters.
          -----------------

          (1) Financial Statements.  Lender shall have received such recent
              --------------------
annual and interim financial statements and other financial information with respect to Borrower and each Guarantor prepared in accordance with GAAP as Lender shall request.

          (2) Fees, Expenses, Taxes, Etc.  There shall have been paid by
              ---------------------------
Borrower to Lender the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (F)  Miscellaneous.
          -------------

          (1) Proceedings and Documents.  All opinions, certificates and other
              -------------------------
instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender. Lender shall have received copies of all other instruments and other evidence as Lender may reasonably request, in form and substance reasonably satisfactory to Lender, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (2) Sprint Agreements.  Borrower and Sprint shall have entered into
              -----------------
agreements with respect to Borrower's operations in form and content satisfactory to Lender.

          (3) Sprint Certificate.  Sprint shall have executed and delivered to
              ------------------
Lender a certificate as to breaches or potential Events of Termination under the Sprint Agreements, in form and content satisfactory to Lender.

          (4) Master Tower Lease. Borrower and Pinnacle Towers Inc. shall have
              ------------------
entered into a Master Tower Lease and related documentation satisfactory in form and content to Lender.

          (5) Transfer of Beaumont-Lufkin BTAs. Lender shall have received
              --------------------------------
evidence satisfactory to it of the consummation of the transfer from Meretel to Borrower of the PCS customers and related assets with respect to the Beaumont-Lufkin BTAs, all on the terms and conditions set forth in the Omnibus Agreement.

     7.2  Conditions to All Revolving Loans.  The obligation of Lender to make
          ---------------------------------
available the funds for the Revolving Loans, on any date (each such date a "Funding Date") is subject to the further conditions precedent set forth below.

          (A) Lender shall have received, in accordance with the provisions of Subsection 1.3, a notice requesting an advance of such funds.

          (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Revolving Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Lender after the Closing Date and approved by Lender in writing.

          (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

          (D) No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain Lender from advancing funds under the Revolving Loan.

          (E) Since the date hereof, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

          (F) All Loan Documents shall be in full force and effect.

          (G) Borrower and Guarantors shall have delivered to Lender such other documents, certificates and opinions as Lender reasonably requests.

                                   SECTION 8

                                 MISCELLANEOUS

     8.1  Indemnities.  Borrower agrees to indemnify, pay, and hold Lender and
          -----------
its respective officers, directors, employees, agents, and attorneys (the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement; provided, that
                                                               --------
Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Subsection
8.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

     8.2  Amendments and Waivers.  Except as otherwise provided herein, no
          ----------------------
amendment, modification, termination or waiver of any provision of this Agreement, the Note or any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 8.2 shall be binding upon the holder of the Note and each future holder of the Note, and, if signed by Borrower, on Borrower.

     8.3  Notices.  Any required notice or other communication shall be in
          -------
writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (Lake Charles time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

     Notices shall be addressed as follows:

     If to Borrower:     Texas Unwired
                         One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70602-3709
                         Attn:  ______________
                         Fax No.:  ___________


     If to a Lender:     Louisiana Unwired, LLC
                         One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70602-3709

                         Attn:  Finance Department
                         Fax No.:  318/310-3510
                         cc:  Thomas G. Henning
                         Fax No.:  318/497-3479

     8.4  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or
          -----------------------------------------------------
delay on the part of Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     8.5  Marshaling; Payments Set Aside.  Lender shall not be under any
          ------------------------------
obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Lender enforces its Liens or Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     8.6  Severability.  The invalidity, illegality, or unenforceability in any
          ------------
jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

     8.7  Headings.  Section and Subsection headings are included herein for
          --------
convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

     8.8  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE
          --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     8.9  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lender.

     8.10 No Fiduciary Relationship.  No provision in the Loan Documents and no
          -------------------------
course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Lender.

     8.11 Construction.   Lender and Borrower acknowledge that each of them has
          ------------
had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Lender and Borrower.

     8.12 Confidentiality.  Lender agrees to hold any confidential information
          ---------------
that it may receive from Borrower or any of the Guarantors pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis to legal counsel, independent public accountants and other professional advisors of Lender; (ii) to regulatory officials having jurisdiction over Lender; (iii) as required by Applicable Law or legal process; or (iv) in connection with any legal proceeding between Lender and Borrower (provided that, in the event Lender is so required to disclose such confidential information pursuant to clauses
(iii) or (iv) of this Subsection 8.12, Lender shall promptly notify Borrower, so that Borrower or any of the Guarantors may seek a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of Lender's interests hereunder, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection
8.12. For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower or any of the Guarantors, other than (A) information previously filed by Borrower or any of the Guarantors with any Governmental Authority and available to the public, and (B) information previously published in any public medium from a source other than, directly or indirectly, Lender.

     8.13 Consent to Jurisdiction and Service of Process. (A) BORROWER HEREBY
          ----------------------------------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR COLORADO STATE COURT IN THE STATE OF COLORADO HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS.

BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     (B) BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL A COPY OF SUCH PROCESS TO BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 8.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

     8.14 Waiver of Jury Trial.  BORROWER AND LENDER HEREBY WAIVE THEIR
          --------------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE INTERCOMPANY LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER AND LENDER ALSO WAIVE ANY BOND OR

SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

     8.15 Survival of Warranties and Certain Agreements.  All agreements,
          ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Revolving Loans, and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4, 1.9, 8.1, 8.13 and 8.14 shall survive the payment of the Revolving Loans and the termination of this Agreement.

     8.16 Entire Agreement.  This Agreement, the Note and the other Loan
          ----------------
Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

     8.17 Counterparts; Effectiveness.  This Agreement and any amendments,
          ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                   SECTION 9

                                  DEFINITIONS

     9.1  Certain Defined Terms.  The terms defined below are used in this
          ---------------------
Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

     "Affiliate" means any Person: (i) directly or indirectly controlling, controlled by, or under common control with, Borrower; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Loan Agreement (including all schedules and exhibits hereto), as amended and supplemented from time to time as permitted herein.

     "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to it, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by Borrower, of any of the following: (i) any of the capital stock or the ownership interests of any of its Subsidiaries or (ii) any or all of its assets, other than sales of inventory in the ordinary course of business, sales of Cash Equivalents for fair.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

     "Base Rate" means a variable rate of interest per annum equal, on any day, to the Federal Funds Rate plus 0.50%.
                          ----

     "Beaumont-Lufkin BTAs" means the Beaumont-Port Arthur and the Lufkin-Nacodoches, Texas business trading areas.

     "Brazoria" means Brazoria Telephone Company, a Texas corporation, and its successors and assigns.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed.

     "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

     "Closing Date" means February 7, 2000.

     "Collateral" means, collectively: (i) all "Collateral" as defined in the Security Documents; (ii) all real property and interests in real property mortgaged pursuant to the Security Documents; and (iii) any property or interest provided in addition to or in substitution for any of the foregoing.

     "Collateral Contract Assignments" means, collectively, all collateral assignments of Material Contracts, in form and content approved by Lender, executed by Borrower in favor of Lender, as required pursuant to Subsection 2.7, as amended and supplemented from time to time.

     "Communications Act" shall mean the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

     "Contingent Obligation," as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by it of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of it for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.
The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "EBITDA" means, as of any fiscal quarter-end, net income for the trailing four-quarter period, plus interest expense paid or accrued during such period
                     ----
plus any non-cash charges for such period and minus net interest income for such
----                                          -----
period, to the extent included in determining net income, and minus any non-cash
                                                              -----
gains for such period, but excluding depreciation and amortization expense to the extent deducted during such period in calculating net income.

     "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.), or the Resource
                                                      -- ---
Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901 et seq.).
                                                                      -- ---

     "Excess Cash Flow" means, for any fiscal year, (i) Operating Cash Flow for such year minus (ii) the sum of (a) Fixed Charges plus (b) net changes in
          -----                                   ----
working capital for such year.

     "Expiration Date" means the earlier of (i) the suspension (subject to reinstatement) of the Lenders' obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or
(iii) September 30, 2007.

     "FBCC" means Fort Bend Communication Companies, Inc., a Texas corporation, and its successors and assigns.

     "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

     "Facility" means the revolving loan credit facility extended to Borrower pursuant to Subsection 1.1(A).

     "Federal Funds Rate" shall mean, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on the next succeeding Business Day, the

Federal Funds Rate for such day shall be the average rate quoted to Lender on such day on such transactions as determined by Lender.

     "Fixed Charges" means the sum of (i) scheduled principal payments (including any principal paid pursuant to scheduled reductions in commitments to lend), (ii) cash interest expense, (iii) cash taxes, and (iv) capital expenditures.

     "Fort Bend" means Fort Bend Telephone Company, a Texas Corporation, and its successors and assigns.

     "Fort Bend Pledge Agreement" means the partnership interest security agreement, dated as of even date herewith, executed by Fort Bend in favor of Lender, in form and content approved by Lender, pursuant to which Fort Bend has pledged, as security for the Obligations, on a first priority basis, all partnership interests in Borrower that it now owns or may hereafter acquire, as such agreement may be amended and supplemented from time to time.

     "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pro nouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

     "Governmental Authority" means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

     "Guaranties" means the continuing guaranties, dated as of even date herewith, in form and content approved by Lender, executed by each Guarantor in favor of Lender, as amended and supplemented from time to time.

     "Guarantors" means, collectively, FBCC, XIT and Brazoria.

     "Indebtedness," as applied to any Person, means, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than ninety
(90) days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid; (vii) obligations with respect to principal under Contingent Obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the amount of such principal); and
(viii) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of it.

     "Indebtedness to Capitalization Ratio" means the ratio derived by dividing
(i) Indebtedness by (ii) the sum of Indebtedness and contributed equity.

     "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance, guarantee, assumption of liability or other obligation of liability, or capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments
                ----
for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

     "Licenses" shall mean any cellular telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Wireless System, granted or issued by the FCC or any applicable PUC and held by Borrower or as to which Borrower has management, operating or similar rights.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

     "Loan Documents" means this Agreement, the Note, the Security Documents, the Sprint Consent and Agreement and all other instruments, documents and agreements executed by or on behalf of Borrower and delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Revolving Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or any of the Guarantors or (ii) the impairment of the ability of Borrower or any of the Guarantors to perform its obligations under any Loan Document to which it is a party or of Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

     "Material Contracts" means (a) any contract or any other agreement, written or oral, of Borrower involving monetary liability of or to any it in an amount in excess of $500,000 per annum and (b) any other contract or agreement, written or oral, of Borrower the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any contract or agreement which is terminable by a party other than Borrower without cause upon notice of ninety (90) days or less shall not be considered a Material Contract.

     "Mortgage" means the Mortgage, dated as of even date herewith, in form and content approved by Lender, executed by Borrower in favor of Lender, encumbering all interests now owned or hereafter acquired by Borrower in real property situated in the State of Texas, as amended and supplemented from time to time.

     "Net Proceeds" means cash proceeds received by Borrower from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and
(ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

     "Note" means the note of Borrower substantially in the form of Exhibit 9.1
                                                                    -----------
and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or any of the Guarantors.

     "Omnibus Agreement" means that certain Omnibus Agreement, dated as of September 7, 1999, as amended by that certain First Amendment to Omnibus Agreement, dated as of January 1, 2000, among Unwired Telecom Corp., formerly known as US Unwired Inc., EATELCORP, Inc., Fort Bend, XIT, Wireless Management Corporation, Meretel and Meretel Wireless, Inc., relating to the restructuring of Meretel and the formation of Texas Unwired.

     "Operating Cash Flow" means the sum of (i) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses, the write up or down of any asset and interest income), (ii) total interest expense (including non-cash interest), (iii) depreciation and amortization expense and (iv) taxes, federal or state, imposed upon income. For any period of calculation, Operating Cash Flow shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

     "PCS System" shall mean any broadband personal communications services telecommunications system operating on radio spectrum at 1900 MHZ or a License to operate such a system.

     "PCS" means personal communications services operations on radio spectrum at 1900 MHZ.

     "Permitted Encumbrances" means the following:

          (1) Liens for taxes, assessments or other governmental charges not yet due and payable unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

          (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith; provided that a reserve or other
                                         --------
appropriate provision shall have been made therefor and the aggregate amount of liabilities secured by such Liens is less than $100,000;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) deposits, in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

          (5) any attachment or judgment Lien not constituting an Event of Default under Subsection 6.1(K);

          (6) easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; and

          (7) Liens in favor of Lender.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of it).

     "Pledge Agreements" means, collectively, the Fort Bend Pledge Agreement and the XIT Pledge Agreement.

     "Projections" means forecasted; (i) balance sheets; (ii) profit and loss statements; and (iii) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

     "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Wireless System or long distance telecommunications systems or over Persons who own, construct or operate a Wireless System or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

     "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any equity interest in Borrower, including any membership interest and any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Borrower, including any membership interest and any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of Lender; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower, including any membership interest and shares of any class of stock of Borrower now or hereafter outstanding;

     "Revolving Loan" or "Revolving Loans" means an advance or advances under the Revolving Loan Commitment.

     "Revolving Loan Commitment" means, initially, $20,000,000, as such amount is reduced from time to time as provided in this Agreement.

     "Security Agreement" means the Security Agreement, dated as of even date herewith, in form and content approved by Lender, executed by Borrower in favor of Lender, encumbering all of the personal property of Borrower, wherever situated, as amended and supplemented from time to time.

     "Security Documents" means, collectively, all instruments, documents and agreements executed to provide collateral security with respect to the Obligations, including, without limitation, the Mortgage, the Security Agreement, the Guaranties, the Pledge Agreements, the Collateral Contract Assignments and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

     "Security Interest" shall mean all Liens in favor of Lender, created hereunder or under any of the Security Documents to secure the Obligations.

     "Service Areas" means the PCS business trading areas described on Schedule
                                                                       --------
9.1.
---

     "Sprint" means, collectively, Sprint Spectrum L.P., SprintCom, Inc. and WirelessCo, L.P.

     "Sprint Agreements" means, collectively, the Sprint PCS Management Agreement, dated ___________________, between Borrower and Sprint, as heretofore amended and supplemented, and related services, trademark, service mark, and other agreements, as any such agreement may be amended or supplemented from time to time, and all other agreements entered into between or among Sprint and Borrower in connection therewith as they may be amended or supplemented from time to time.

     "Sprint Consent and Agreement" means that certain Consent and Agreement dated as of October 26, 1999, between Sprint and the Agents and Lenders under the US Unwired Credit

Agreement and agreed to by US Unwired, Lender, Borrower, and the owners of Lender and Borrower.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Wireless System" means a cellular mobile radio telephone system, or a PCS System, and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems.

     "XIT" means XIT Leasing, Inc., a Texas corporation, and its successors and assigns.

     "XIT Pledge Agreement" means the partnership interest security agreement dated as of even date herewith, executed by XIT in favor of Lender, in form and content approved by Lender, pursuant to which XIT has pledged, as security for the Obligations, on a first priority basis, all partnership interests in Texas Unwired that it now owns or may hereafter acquire, as such agreement may be amended and supplemented from time to time.

     9.2  Other Definitional Provisions.  References to "Sections,"
          -----------------------------
"Subsections," "Exhibits" and "Schedules" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 9.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                   [Signatures Continued from Previous Page]



                                    LOUISIANA UNWIRED, LLC, as Lender


                                    By: /s/ Robert Piper
                                       -----------------------------
                                        Robert Piper, Manager

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    TEXAS UNWIRED, as Borrower

                                    By:  LOUISIANA UNWIRED, LLC
                                         as its Managing Partner


                                    By: /s/ Thomas Henning
                                        ----------------------------------
                                        Thomas Henning, Assistant Manager


                                    Attest: /s/ Robert Piper
                                            ------------------------------
                                            Name: Robert Piper
                                                  ------------------------
                                            Title: Manager
                                                   -----------------------


                   [Signatures Continued on Following Page]